EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

- - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders of Credit Suisse Institutional High Yield Fund, Inc.

In planning and performing our audit of the financial statements of Credit Suisse Institutional High Yield Fund, Inc. (formerly known as Warburg, Pincus High Yield Fund, Inc.) (the "Fund") for the year ended August 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2001.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
October 15, 2001



EXHIBIT B:
Credit Suisse Institutional High Yield Fund
10-F3 Transactions
For the Period of March 1, 2001 through August 31, 2001


FUND: Credit Suisse Institutional High Yield Fund
OFFERING: Davita Inc.144A Sr Sub Notes
DATE:4/6/01
BROKER: Bank of America
PRICE: $100.00
PAR/SHARES: 400
% OF OFFERING: 0.20%
% OF ASSETS: 0.43%
SYNDICATE MEMBER: CS First Boston


FUND: Credit Suisse Institutional High Yield Fund
OFFERING: Sesi LLC Corp. Bond 144A
DATE: 4/27/01
BROKER: Bear Stearns
PRICE: $100.00
PAR/SHARES: 350
% OF OFFERING: 0.18%
% OF ASSETS: 0.37%
SYNDICATE MEMBER: CS First Boston


FUND: Credit Suisse Institutional High Yield Fund
OFFERING: Radio One Corp. 144A
DATE: 5/4/01
BROKER: Bank of America
PRICE: $100.00
PAR/SHARES: 350
% OF OFFERING: 0.12%
% OF ASSETS: 0.37%
SYNDICATE MEMBER: CS First Boston


FUND: Credit Suisse Institutional High Yield Fund
OFFERING: Crown Castle International 144A
DATE: 5/10/01
BROKER: JP Morgan Chase
PRICE: $100.00
PAR/SHARES: 250
% OF OFFERING: 0.06%
% OF ASSETS: 0.26%
SYNDICATE MEMBER: CS First Boston


FUND: Credit Suisse Institutional High Yield Fund
OFFERING: Magellan Health Services 144A
DATE: 5/23/01
BROKER: JP Morgan Chase
PRICE: $100.00
PAR/SHARES: 350
% OF OFFERING: 0.15%
% OF ASSETS: 0.37%
SYNDICATE MEMBER: CS First Boston


FUND: Credit Suisse Institutional High Yield Fund
OFFERING: Applied Extrusion Tech 144A
DATE: 6/12/01
BROKER: Merrill Lynch
PRICE: $98.49
PAR/SHARES: 500
% OF OFFERING: 0.25%
% OF ASSETS: 0.51%
SYNDICATE MEMBER: CS First Boston


FUND: Credit Suisse Institutional High Yield Fund
OFFERING: Salem Com Holding Snr Sub 144A
DATE: 6/20/01
BROKER: Deutsche Banc Alex Brown
PRICE: $100.00
PAR/SHARES: 300
% OF OFFERING: 0.20%
% OF ASSETS: 0.20%
SYNDICATE MEMBER: CS First Boston


FUND: Credit Suisse Institutional High Yield Fund
OFFERING: Michaels Stores Inc 144A
DATE: 6/20/01
BROKER: Merrill Lynch
PRICE: $100.00
PAR/SHARES: 500
% OF OFFERING: 0.25%
% OF ASSETS: 0.25%
SYNDICATE MEMBER: CS First Boston